TRUSTEES POWER OF ATTORNEY

City of Minneapolis

State of Minnesota

Each of the undersigned, as trustees of the below listed open-end investment companies:

1940 Act Reg. Number
Columbia Funds Series Trust	811-09645
Columbia Funds Series Trust II	811-21852
Columbia Funds Variable Insurance Trust I	811-08481
Columbia Funds Variable Series Trust II	811-22127

hereby constitutes and appoints Stephen R. Lewis, Jr., any other member of the Boards, and Scott R. Plummer, or any one of these persons individually as her or his attorney-in-fact and agent to file and sign for her or him in her or his name, place and stead any Registration Statement on Form N-14 (including any and all amendments thereto) relating to the following mergers:

Disciplined Asset Allocation Portfolios – Aggressive, a series of Columbia Funds Variable Series Trust II, into Variable Portfolio – Aggressive Portfolio, a series of Columbia Funds Variable Series Trust II.

Disciplined Asset Allocation Portfolios – Conservative, a series of Columbia Funds Variable Series Trust II, into Variable Portfolio – Conservative Portfolio, a series of Columbia Funds Variable Series Trust II.

Disciplined Asset Allocation Portfolios – Moderate, a series of Columbia Funds Variable Series Trust II, into Variable Portfolio – Moderate Portfolio, a series of Columbia Funds Variable Series Trust II.

Disciplined Asset Allocation Portfolios – Moderately Aggressive, a series of Columbia Funds Variable Series Trust II, into Variable Portfolio – Moderately Aggressive Portfolio, a series of Columbia Funds Variable Series Trust II.

Disciplined Asset Allocation Portfolios – Moderately Conservative, a series of Columbia Funds Variable Series Trust II, into Variable Portfolio – Moderately Conservative Portfolio, a series of Columbia Funds Variable Series Trust II.

Seligman Communications and Information Portfolio, a series of Seligman Portfolios, Inc., into Columbia Variable Portfolio – Seligman Global Technology Fund, a series of Columbia Funds Variable Series Trust II.

Seligman Large-Cap Value Portfolio, a series of Seligman Portfolios, Inc., into Columbia Variable Portfolio – Select Large-Cap Value Fund, a series of Columbia Funds Variable Series Trust II.

Seligman Smaller-Cap Value Portfolio, a series of Seligman Portfolios, Inc., into Columbia Variable Portfolio – Select Smaller-Cap Value Fund, a series of Columbia Funds Variable Series Trust II.

Columbia High Income Fund, a series of Columbia Funds Series Trust, and Columbia Conservative High Yield Fund, a series of Columbia Funds Series Trust I, into Columbia Income Opportunities Fund, a series of Columbia Funds Series Trust II.

Columbia Disciplined Value Fund, a series of Columbia Funds Series Trust I, into Columbia Large Value Quantitative Fund, a series of Columbia Funds Series Trust II.

Columbia Federal Securities Fund, a series of Columbia Funds Series Trust I, into Columbia U.S. Government Mortgage Fund, a series of Columbia Funds Series Trust II.

Columbia Global Value Fund, a series of Columbia Funds Series Trust, Columbia World Equity Fund, a series of Columbia Funds Series Trust I, and Threadneedle Global Equity Income Fund, a series of RiverSource Global Series, Inc., into Columbia Global Equity Fund, a series of Columbia Funds Series Trust II.

Seligman Minnesota Municipal Fund, a series of Seligman Municipal Fund Series, Inc., into Columbia Minnesota Tax-Exempt Fund, a series of Columbia Funds Series Trust II.

Columbia S&P 500 Index Fund, VS, a series of Columbia Funds Variable Insurance Trust, into Columbia Variable Portfolio – S&P 500 Index Fund, a series of Columbia Funds Variable Series Trust II.

Columbia Large Cap Growth Fund, VS, a series of Columbia Funds Variable Insurance Trust, into Columbia Variable Portfolio – Large Cap Growth Fund, a series of Columbia Funds Variable Series Trust II.

Columbia Large Cap Value Fund, VS, a series of Columbia Funds Variable Insurance Trust, into Columbia Variable Portfolio – Diversified Equity Income Fund, a series of Columbia Funds Variable Series Trust II.

Columbia Mid Cap Value Fund, VS, a series of Columbia Funds Variable Insurance Trust, into Columbia Variable Portfolio – Mid Cap Value Opportunity Fund, a series of Columbia Funds Variable Series Trust II.

Columbia Federal Securities Fund, VS, a series of Columbia Funds Variable Insurance Trust, into Columbia Variable Portfolio – Short Duration U.S. Government Fund, a series of Columbia Funds Variable Series Trust II.

Columbia International Fund, VS, a series of Columbia Funds Variable Insurance Trust, into Columbia Variable Portfolio – International Opportunity Fund, a series of Columbia Funds Variable Series Trust II.

Columbia Income Builder Fund II and Columbia Income Builder Fund III, each a series of RiverSource Income Series, Inc. into Columbia Income Builder Fund, a series of Columbia Funds Series Trust II

Columbia Asset Allocation Fund, a series of Columbia Funds Series Trust I, into Columbia LifeGoal® Balanced Growth Portfolio, a series of Columbia Funds Series Trust.

Columbia Asset Allocation Fund II, a series of Columbia Funds Series Trust, into Columbia LifeGoal® Balanced Growth Portfolio, a series of Columbia Funds Series Trust.

Columbia International Growth Fund, a series of Columbia Funds Series Trust I, into Columbia Multi-Advisor International Equity Fund, a series of Columbia Funds Series Trust.

Columbia International Stock Fund, a series of Columbia Funds Series Trust I, into Columbia Multi-Advisor International Equity Fund, a series of Columbia Funds Series Trust.

Columbia Liberty Fund, a series of Columbia Funds Series Trust I, into Columbia LifeGoal® Balanced Growth Portfolio, a series of Columbia Funds Series Trust.

RiverSource Disciplined International Equity Fund, a series of RiverSource International Series, Inc., into Columbia Multi-Advisor International Equity Fund, a series of Columbia Funds Series Trust.

Columbia Portfolio Builder Total Equity Fund, a series of RiverSource Market Advantage Series, Inc., into Columbia LifeGoal® Growth Portfolio, a series of Columbia Funds Series Trust.

RiverSource S&P 500 Index Fund, a series of RiverSource Market Advantage Series, Inc., into Columbia Large Cap Index Fund, a series of Columbia Funds Series Trust.

RiverSource Short Duration U.S. Government Fund, a series of RiverSource Government Income Series, Inc., into Columbia Short Term Bond Fund, a series of Columbia Funds Series Trust.

Threadneedle International Opportunity Fund, a series of RiverSource International Series, Inc., into Columbia Multi-Advisor International Equity Fund, a series of Columbia Funds Series Trust.

Seligman Capital Portfolio, a series of Seligman Portfolios, Inc. into Columbia Variable Portfolio – Mid Cap Growth Fund, a series of Columbia Funds Variable Insurance Trust I.

and any other document, upon the advice of counsel, filed by Columbia Funds Series Trust, Columbia Funds Series Trust II, Columbia Funds Variable Insurance Trust I and Columbia Funds Variable Series Trust II with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933 and the Investment Company Act of 1940; and grants them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

Dated the 8th day of June, 2011.

/s/ Kathleen A. Blatz Kathleen A. Blatz	/s/ John F. Maher John F. Maher

/s/ Edward J. Boudreau, Jr. Edward J. Boudreau, Jr.	/s/ John. J. Nagoriak John J. Nagorniak

/s/ Pamela G. Carlton Pamela G. Carlton	/s/ Catherine James Paglia Catherine James Paglia

/s/ William P. Carmichael William P. Carmichael	/s/ Leroy C. Richie Leroy C. Richie

/s/ Patricia M. Flynn Patricia M. Flynn	/s/ Anthony M. Santomero Anthony M. Santomero

/s/ William A. Hawkins William A. Hawkins	/s/ Minor M. Shaw Minor M. Shaw

/s/ R. Glenn Hilliard R. Glenn Hilliard	/s/ Alison Taunton-Rigby Alison Taunton-Rigby

/s/ Stephen R. Lewis, Jr. Stephen R. Lewis, Jr.	/s/ William F. Truscott William F. Truscott